EXHIBIT 99.1

Corillian Reports Third Quarter 2004 Results
Delivers continued profitability with growth in revenues and record earnings

PORTLAND, Ore. – October 20, 2004 – Corillian Corp. (NASDAQ: CORI), the top provider of online banking solutions to leading financial institutions, today reported financial results for the third quarter ended September 30, 2004.

Revenues for the third quarter were $13.5 million, compared to $11.6 million for the third quarter of 2003, an increase of 17 percent. Third quarter revenues include the recognition of a performance bonus in excess of $2 million that was related to a product development project with a large customer. Net income for the third quarter was $3.1 million, resulting in diluted earnings per share of $0.08, beating the consensus analyst estimate by $0.01. This represents an 86 percent increase from net income of $1.6 million in the third quarter of 2003, which resulted in diluted earnings per share of $0.04. Net income for the third quarter of 2004 includes a non-cash impairment charge of $491,000, approximately $0.01 per share, which resulted from an amendment to the lease for Corillian’s headquarters in August 2004.

Cash and investment balances at the end of the third quarter were $34.4 million, compared to $26.8 million at December 31, 2003.

“We had another strong quarter, hitting the top end of our revenue guidance and generating record earnings,” said Alex Hart, president and CEO of Corillian. “We also had new wins with our small business banking product and the Corillian Fraud Detection System. Our customers are continuing to see the benefits of leveraging our products and services across multiple lines of business and into new areas of the financial institution. Our expertise and product depth will enable us to continue to grow our business and help position our financial institution clients as leaders in the industry.”

Recent Highlights

•	A top 50 financial institution decided to expand its relationship with Corillian by deploying Corillian Small Business Banking.

Enabling eFinance

•	A top 100 financial institution chose to upgrade to the Corillian Voyager 3.1 platform and also licensed the Corillian Small Business Banking solution.

•	Five more smaller financial institutions subscribed to NCR’s shared server solution for online banking and bill payment, powered by the Corillian Voyager platform.

•	Corillian launched Corillian Security Solutions, an innovative range of security products and services, at its first annual Security Summit.

•	Three financial institutions signed up for the Corillian Fraud Detection System. NCR also licensed the Corillian Fraud Detection System and will serve as a reseller for the solution.

•	Corillian appointed James R. Stojak, a former Citigroup executive, to its board of directors.

Financial Outlook

Based on the current backlog of projects in implementation, potential deals in our sales pipeline and anticipated sales of a large number of seat licenses, Corillian anticipates that fourth quarter 2004 revenues will be in the range of $13 to $14 million and that EPS will be in the range of $0.07 to $0.09 per fully diluted share.

Corillian will hold a conference call at 5:00 p.m. ET on October 20, 2004 to discuss the quarterly results and business outlook. Investors and other interested parties can listen to the conference call over the Internet at Corillian’s corporate Web site at http://investor.corillian.com.

About Corillian Corporation

Corillian is the top provider of online banking solutions to leading financial institutions. Empowered with Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively. Corillian’s solutions are unmatched in reliability and performance and successfully scale at some of the world’s largest financial institutions. Corillian’s proven solutions enable financial institutions to deliver innovative services enterprise-wide, across multiple delivery channels and multiple lines of business. The Corillian Voyager platform provides secure and scalable account access and transaction processing for a wide variety of applications built by Corillian’s expert software developers, by Corillian-certified partners and by the in-house development organizations of some of the world’s best financial institutions. For more information about Corillian Corporation, visit the company’s Web site at http://www.corillian.com.

# # #

Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. For example, statements regarding Corillian’s business outlook and prospects for success in the online financial software and services industry are forward-looking. Factors that could cause actual results to differ include the risk that Corillian is not able to fulfill acceptance criteria on projects for its customers and fails to earn performance bonuses or receive milestone payments on such projects, that Corillian fails to sign new customers, that Corillian does not realize anticipated business from its sales pipeline, that Corillian’s existing customers do not continue to demand seat licenses, new products or services from Corillian, that Corillian's customers experience performance problems or security breaches using Corillian’s solutions, that Corillian’s partners are not able to fulfill their contractual obligations to Corillian and such failure negatively impacts Corillian customers, that Corillian encounters significant problems in implementing its software for its customers or significant delays in developing software for its customers, that Corillian incurs significant legal expenses or losses in lawsuits and that financial institutions are affected by adverse government regulations or market conditions. Other risks include those stated in Corillian’s reports and other documents filed from time to time with the Securities and Exchange Commission, including its report on Form 10-Q for the quarter ended June 30, 2004.

For more information contact:

Steve Shaw | Corp. Communications Manager | Corillian Corporation | e-mail: sshaw@corillian.com | Phone: (503) 629-3770

Paul Wilde | Chief Financial Officer | Corillian Corporation | e-mail: pwilde@corillian.com | Phone: (503) 629-3300

CORILLIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended
	September 30,	September 30,
	2004	2003
Revenues	$13,517	$11,586
Cost of revenues	4,499	5,094

Gross profit	9,018	6,492

Operating expenses:
Sales and marketing	1,846	1,501
Research and development	1,641	1,390
General and administrative	1,826	1,654
Impairment charge	491	—

Total operating expenses	5,804	4,545

Income from operations	3,214	1,947
Other expense, net	(122)	(198)

Income before income taxes	3,092	1,749
Income taxes	20	100

Net income	$3,072	$1,649

Basic net income per share	$0.08	$0.05
Diluted net income per share	$0.08	$0.04
Shares used in computing basic net income per share	37,947	36,451
Shares used in computing diluted net income per share	40,429	38,356

CORILLIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and investments	$34,420	$26,844
Accounts receivable, net	6,366	6,103
Revenue in excess of billing	2,451	1,258
Other current assets	2,369	1,545

Total current assets	45,606	35,750
Property and equipment, net	4,010	5,765
Other assets	747	1,303

Total assets	$50,363	$42,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,485	$3,276
Deferred revenue	14,509	15,560
Current portion of long-term debt and capital lease obligations	792	1,529
Other current liabilities	1,444	968

Total current liabilities	20,230	21,333
Long-term debt and capital lease obligations, less current portion	694	1,075
Other long-term liabilities	659	856

Total liabilities	21,583	23,264

Shareholders’ equity:
Common stock	129,424	127,414
Accumulated other comprehensive income	60	48
Accumulated deficit	(100,704)	(107,908)

Total shareholders’ equity	28,780	19,554

Total liabilities and shareholders’ equity	$50,363	$42,818

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

License revenues for the third quarter of 2004 were $5.9 million, or 44% of total revenues, as compared to $4.0 million in the third quarter of 2003, comprising 34% of total revenues. License block sales in the third quarter of 2004 were approximately $100,000, as compared to approximately $800,000 in license block sales in the third quarter of 2003.

Corillian’s revenue backlog was $32.2 million as of September 30, 2004, compared to $37.2 million at the end of the fourth quarter of 2003. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers, Corillian’s customers’ meeting anticipated schedules for customer-dependent deliverables, and Corillian’s customers’ satisfying their contractual obligations. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.

Total headcount as of September 30, 2004 was 219, compared with 218 as of September 30, 2003.

The actual total number of shares outstanding as of September 30, 2004 was 38.2 million shares.